EXECUTION COPY

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into and effective as of September 22, 2010, by and among the parties listed under the heading “WLR Shareholders” on Schedule A hereto (collectively, the “WLR Shareholders”), the parties listed under the heading “Siguler Guff Shareholders” on Schedule A hereto (collectively, the “Siguler Guff Shareholders”) and the parties listed under the heading “Brown Shareholders” on Schedule A hereto (collectively, the “Brown Shareholders” and together with the WLR Shareholders and the Siguler Guff Shareholders, the “Shareholders”).

WHEREAS, Sun Bancorp, Inc. (the “Company”) has entered into securities purchase agreements, dated as of July 7, 2010, with certain of the Shareholders (the “Purchase Agreements”) pursuant to which the Company agreed to issue and sell, and certain of the Shareholders agreed to purchase, shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”), and shares of Mandatorily Convertible Cumulative Non-Voting Preferred Stock, Series B, par value $1.00 per share, of the Company (the “Preferred Stock”);

WHEREAS, certain of the Brown Shareholders and WLR SBI AcquisitionCo, LLC (“WLR”) have entered into a voting agreement, dated as of July 7, 2010 (the “Voting Agreement”), pursuant to which such Brown Shareholders and WLR have agreed to certain voting arrangements with respect to the Common Stock;

WHEREAS, the Shareholders desire to provide herein for certain agreements with respect to the corporate governance and certain other matters relating to the Company; and

WHEREAS, in light of the foregoing, the Shareholders are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Tag-Along Rights.

(a) Subject to Sections 1(b), 1(c) and 1(d) below, if at any time a Shareholder or group of Aggregated Shareholders (collectively, the “Tag Seller”) desires to sell or otherwise dispose of, in one transaction or a series of related transactions, Common Stock and/or Preferred Stock in an amount representing in the aggregate 2.5% or more of the outstanding Common Stock (assuming conversion of all shares of Preferred Stock) (a “Tag Sale”), the Tag Seller shall deliver, not later than twenty (20) days prior to consummation of the proposed Tag Sale, to each other Shareholder (other than an Aggregated Shareholder with respect to the Tag Seller) a written notice (a “Tag Notice”) that shall describe the proposed Tag Sale and that shall specify the number of shares of Common Stock and/or Preferred Stock to be sold or disposed of, the consideration to be received therefor, the identity of the proposed purchaser thereof and the other terms and conditions of such proposed Tag Sale. The Tag Notice shall also include an offer (the “Tag Offer”) for each Shareholder receiving the Tag Notice to request (by written notice delivered to the Tag Seller within ten (10) days after receipt of the Tag Notice) to have included in the proposed Tag Sale, on the same basis as the Common Stock and/or Preferred Stock being sold or otherwise disposed of by the Tag Seller pursuant to the proposed Tag Sale, a portion of such Shareholder’s Common Stock and/or Preferred Stock equal to the product of (i) the number of shares covered by the Tag Notice and (ii) a fraction, the numerator of which is the number of outstanding shares of Common Stock held by such Shareholder and the denominator of which is the aggregate number of all outstanding shares of Common Stock owned by the Tag Seller and all Shareholders electing to accept the Tag Offer, in each case, treating for these purposes the Preferred Stock as Common Stock based on the number of shares of Common Stock into which such Preferred Stock is then convertible at the time of such Tag Notice. The Tag Offer shall be conditioned upon the execution and delivery, by each Shareholder that accepts the Tag Offer, of all agreements and other documents that the Tag Seller is required to execute and deliver in connection with the proposed Tag Sale; provided that (i) no Tag Seller or Shareholder electing to accept the Tag Offer shall be required to become subject thereby to an obligation not to compete or similar restrictive covenants, (ii) (x) any representations and warranties relating specifically to any Shareholder shall only be made, severally and not jointly, by that Shareholder, and (y) any indemnification provided by the Shareholders (other than with respect to the representations referenced in the foregoing clause (x)) shall be based solely on the relative shares being sold by each Shareholder in the proposed Tag Sale, in all cases on a several, not joint, basis, it being understood and agreed that any such indemnification obligation of a Shareholder shall in no event exceed the net proceeds distributed to such Shareholder from such proposed Tag Sale, and (iii) the Shareholders electing to accept the Tag Offer shall receive the same amount and form (or a more liquid form) of consideration as the Tag Seller in connection with the proposed Tag Sale unless they otherwise agree. The Tag Seller and any Shareholder choosing to participate shall consummate the Tag Sale in accordance with the terms and conditions of such Tag Sale set forth in the Tag Notice. For the avoidance of doubt, the Tag Seller may not sell any of its shares in a Tag Sale unless the transferee purchases the applicable shares of those Shareholders choosing to participate in such Tag Sale in accordance with this Section 1(a). For purposes of this Agreement, (A) each of the WLR Shareholders shall be deemed “Aggregated Shareholders” with respect to each other, (B) each of the Siguler Guff Shareholders shall be deemed “Aggregated Shareholders” with respect to each other and (C) each of the Brown Shareholders shall be deemed “Aggregated Shareholders” with respect to each other.

(b) Notwithstanding anything to the contrary herein, a Tag Sale shall not include, and none of the Shareholders shall be required to deliver a Tag Notice with respect to, the public sale or other disposition of Common Stock or Preferred Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or that is made pursuant to Rule 144 of the Securities Act.

(c) Notwithstanding anything to the contrary herein, a Tag Sale shall not include, and neither any WLR Shareholder nor any Siguler Guff Shareholder shall be required to deliver a Tag Notice with respect to, the sale or other disposition of Common Stock or Preferred Stock by such Shareholder to (i) any Affiliate of such Shareholder (including without limitation any Affiliated fund) under common control with such Shareholder’s ultimate parent, general partner or investment advisor; provided that such transferee shall agree in writing for the benefit of the other Shareholders to be bound by the terms of this Agreement, at which time such transferee shall be a WLR Shareholder or a Siguler Guff Shareholder, as applicable, for all purposes hereunder, or (ii) any limited partner, member or shareholder of such Shareholder or limited partner, member or shareholder of such Shareholder’s Affiliates; provided that if such transfer is of a number of shares of Common Stock and/or Preferred Stock in an amount representing 2.5% or more of the outstanding Common Stock (assuming conversion of all shares of Preferred Stock), then such transferee shall agree in writing for the benefit of the other Shareholders to be bound by the terms of this Agreement with respect to the transferred shares, at which time such transferee shall be a WLR Shareholder or a Siguler Guff Shareholder, as applicable, for all purposes hereunder with respect to such shares.

(d) Notwithstanding anything to the contrary herein, a Tag Sale shall not include, and no Brown Shareholder shall be required to deliver a Tag Notice with respect to, the sale or other disposition of Common Stock or Preferred Stock by such Brown Shareholder to (i) other Brown Shareholders; (ii) family members, including but not limited to the spouse, children, grandchildren, parents, siblings, nieces or nephews of such Brown Shareholder (collectively, “Brown Family Members”); (iii) the estate of such Brown Shareholder; (iv) any trust established solely for the benefit of such Brown Shareholder and/or any of its Brown Family Member(s); (v) any partnership, corporation or limited liability company which is wholly-owned and controlled by such Brown Shareholder and/or any of its Brown Family Member(s); and (vi) any bona fide philanthropic organization; provided that, in the case of subsections (ii) through (v) of this Section 1(d), the transferee agrees in writing for the benefit of the other Shareholders to be bound by the terms of this Agreement, at which time such transferee shall be a Brown Shareholder for all purposes hereunder.

(e) Each Shareholder agrees to keep confidential, and to cause its Affiliates and, in the case of the Brown Shareholders, the Brown Family Members, to keep confidential, all discussions and written materials relating to any proposed Tag Sale.

Section 2.  Alternative Voting Arrangements. The Brown Shareholders shall not subject and shall not allow any of their Affiliates or any Brown Family Member to subject any shares of Voting Securities beneficially owned by them, whether owned prior to or after the date hereof, to any voting agreement (other than the Voting Agreement), voting trust, pool or similar arrangement (each an “Alternative Voting Arrangement”); provided, however, that any Brown Shareholder shall be permitted to enter into and subject shares of Voting Securities beneficially owned by it to an Alternative Voting Arrangement with one or more other Brown Shareholders, but only if such arrangement is consistent with, and would not in any manner contradict, nullify or otherwise frustrate, the purposes or effects of this Agreement. “Voting Securities” shall mean shares of Common Stock and any other securities of the Company entitled to vote generally in the election of directors. An “Affiliate” shall mean, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

Section 3.  Governance Matters. For so long as the WLR Shareholders collectively own at least 5% of the total outstanding Common Stock (assuming conversion of all shares of Preferred Stock), without the prior written consent of WLR, no Brown Shareholder shall, nor shall it permit any of its Brown Family Members or any of its or its Brown Family Member’s Affiliates to, seek representation on the Board of Directors of the Company or on the Board of Directors of Sun National Bank of more than the greater of (a) four (4) directors and (b) 28% of the membership of either such Board of Directors, in each case in the aggregate for all Brown Shareholders, Brown Family Members and Affiliates of the Brown Shareholders and the Brown Family Members.

Section 4.  Effectiveness of Agreement; Termination. This Agreement shall terminate and the rights and obligations of the parties hereto shall have no further force or effect upon the earlier to occur of (a) the date that is six (6) years from the date hereof and (b) with respect to each of the WLR Shareholders, Siguler Guff Shareholders and Brown Shareholders, the date upon which any such Shareholders no longer collectively hold at least 5% of the total outstanding Common Stock (assuming conversion of all shares of Preferred Stock).

Section 5.  Representations.

(a) Each Shareholder represents and warrants that, as of the date of this Agreement (after giving effect to the closings under the Purchase Agreements), it is the sole beneficial owner of the number of shares of Common Stock and Preferred Stock set forth opposite its name on Schedule A hereto, and no person or entity other than such Shareholder has the power or authority to dispose of or cause the disposition of any such shares, subject, in the case of the Brown Shareholders which are trusts, to the ability of other trustees of such trusts to, on behalf of the trusts, cause the disposition of such shares.

(b) Each Shareholder acknowledges, represents, warrants and agrees that this Agreement (a) relates only to the shares of capital stock of the Company, (b) will terminate in accordance with Section 4 of this Agreement, (c) does not create an association among the Shareholders to engage in activities other than through the Company and (d) involves parties who are not participants in any similar agreement with respect to any other business entity.

Section 6.  Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of each Shareholder Representative. This Agreement cannot be changed, modified, discharged or terminated by oral agreement. “Shareholder Representative” means (a) with respect to the WLR Shareholders, WLR SBI AcquisitionCo, LLC, (b) with respect to the Siguler Guff Shareholders, Maycomb Holdings III, LLC, and (c) with respect to the Brown Shareholders, Sidney R. Brown.

Section 7.  No Inconsistent Agreement. Neither the Company nor any Shareholder shall enter into any agreement which is inconsistent with the rights granted to the Shareholders in this Agreement or otherwise conflicts with the provisions hereof.

Section 8.  Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephonic confirmation thereafter), to each Shareholder at the applicable address set forth on Schedule A or at such other address as the Shareholders each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

Section 9.  Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto and the successors and permitted assigns of each party hereto, whether so expressed or not.

Section 10.  Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile and electronic mail) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 11.  Headings. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

Section 12.  Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York without regard to the conflicts of laws rules thereof.

Section 13.  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 14.  Entire Agreement. This Agreement, the Voting Agreement, the Purchase Agreements and the other documents referred to herein and therein contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

Section 15.  Specific Performance. Each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party hereto hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

Section 16.  Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.  No Implied Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first written above.

WLR SHAREHOLDERS:

WLR SBI ACQUISTIONCO, LLC

By:	WLR Recovery Fund IV, L.P.,
Its Sole Manager

By:	WLR Recovery Associates IV LLC,
Its General Partner

By:	WL Ross Group, L.P.,
Its Managing Member

By:	El Vedado, LLC,
Its General Partner

By:	/s/ Wilbur L. Ross, Jr.
	Name:	Wilbur L. Ross
	Title:	Managing Member

[Signature Page to Shareholders Agreement]

SIGULER GUFF SHAREHOLDERS:

MAYCOMB HOLDINGS II, LLC

By:	/s/ Donald P. Spencer
	Name:	Donald P. Spencer
	Title:	Managing Director

MAYCOMB HOLDINGS III, LLC

By:	/s/ Donald P. Spencer
	Name:	Donald P. Spencer
	Title:	Managing Director

MAYCOMB HOLDINGS IV, LLC

By:	/s/ Donald P. Spencer
	Name:	Donald P. Spencer
	Title:	Managing Director

[Signature Page to Shareholders Agreement]

BROWN SHAREHOLDERS:

/s/ Bernard A. Brown
BERNARD A. BROWN

/s/ Shirlee Brown
SHIRLEE BROWN

THE BROWN FAMILY FOUNDATION

By:	/s/ Bernard Brown
Name:
Title:

VINELAND CONSTRUCTION CO.

By:	/s/ Bernard Brown
Name:
Title:

/s/ Ike Brown
IKE BROWN

/s/ Candy Brown
/s/ CANDY BROWN

/s/ Aaron Brown
AARON BROWN

/s/Zachary Brown
ZACHARY BROWN

[Signature Page to Shareholders Agreement]

/s/ Jordan Brown
JORDAN BROWN

JAZ ENTERPRISES, LTD.

By:	/s/ Irwin J. Brown
	Name:	Irwin J. Brown
	Title:	President

IKE AND CANDY BROWN FOUNDATION

By:	/s/ Irwin J. Brown
	Name:	Irwin J. Brown
Title:

/s/ Jeffrey S. Brown
JEFFREY S. BROWN

/s/ Jeffrey Brown
JEFFREY BROWN as custodian for
STEVEN BROWN

/s/ Jeffrey Brown
JEFFREY BROWN as custodian for
JOSHUA BROWN

/s/ Jeffrey Brown
JEFFREY BROWN as custodian for
NICOLE BROWN

[Signature Page to Shareholders Agreement]

JEFFREY AND TRACY BROWN FOUNDATION

By:	/s/ Jeffrey Brown
Name:
Title:

JEFFREY S. BROWN TRUST FOR
DESCENDANTS DATED AS OF
JANUARY 31, 2000

By:	/s/ Jeffrey Brown
Name:
Title:

JEFFREY S. BROWN 2009 GRANTOR
RETAINED ANNUITY TRUST

By:	/s/ Jeffrey Brown
Name:
Title

/s/ Sidney Brown
SIDNEY R. BROWN

/s/ Sandra Brown
SANDRA BROWN

/s/ Sidney Brown
SIDNEY R. BROWN as custodian for
COURTNEY BROWN

[Signature Page to Shareholders Agreement]

Sidney Brown
SIDNEY R. BROWN as custodian for
ERIC BROWN

/s/ Sidney Brown
SIDNEY R. BROWN as custodian for
JACOB BROWN

THE SIDNEY AND SANDRA BROWN FOUNDATION

By:	/s/ Sidney Brown
Name:
Title:

SIDNEY R. BROWN TRUST FOR
DESCENDANTS DATED
DECEMBER 30, 1999

By:	/s/ Sidney Brown
Name:
Title:

TRUST UNDER AGREEMENT OF
SIDNEY R. BROWN DATED
MARCH 15, 2004

By:	/s/ Sidney Brown
Name:
Title

[Signature Page to Shareholders Agreement]

TRUST UNDER AGREEMENT OF
SANDRA BROWN DATED
MARCH 14, 2000

By:	/s/ Sidney Brown
Name:
Title:

SIDNEY R. BROWN 2009 GRANTOR
RETAINED ANNUITY TRUST

By:	/s/ Sidney Brown
Name:
Title:

SIDNEY R. BROWN 2008 GRANTOR
RETAINED ANNUITY TRUST

By:	/s/ Sidney Brown
Name:
Title:

/s/ Anne Koons
ANNE KOONS

/s/ Benjamin Brown
BENJAMIN BROWN

THE ANNE KOONS FOUNDATION

By:	/s/ Anne Koons

[Signature Page to Shareholders Agreement]

THE FOUR B’S

By:	/s/ Sidney Brown
Name:
Title:

NATIONAL FREIGHT, INC.

By:	/s/ Sidney Brown
Name:
Title:

[Signature Page to Shareholders Agreement]

NFI INTERACTIVE LOGISTICS, LLC

By:	/s/ Sidney Brown
Name:
Title:

NATIONAL DISTRIBUTION CENTERS, L.P.
By National Distribution Centers of Delaware, Inc., its general partner

By:	/s/ Sidney Brown
	Name:	Sidney Brown
	Title:	General Partner

 [Signature Page to Shareholders Agreement]

SCHEDULE A SHAREHOLDERS
Name	No. of Shares	Address

WLR Shareholders		WLR SBI AcquistionCo, LLC
c/o WL Ross & Co. LLC
WLR SBI AcquistionCo, LLC	1,812,500 Common Stock	1166 Avenue of the Americas
	42,626 Preferred Stock	New York, New York 10036
Attn: Michael Gibbons
Fax: (212) 278-9645

with copies to:
Skadden, Arps, Slate, Meagher
& Flom LLP
Four Times Square
New York, New York 10036
Attn: David C. Ingles
Fax: (212) 735-2000

Siguler Guff Shareholders		c/o Siguler Guff & Company,
LP
Maycomb Holdings II, LLC	240,166 Common Stock	825 Third Avenue
	5,648 Preferred Stock	New York, NY 10022
Attn:
Maycomb Holdings III, LLC	240,167 Common Stock	Facsimile: (212) 332-5100
5,647 Preferred Stock
with copies to:
Maycomb Holdings IV, LLC	240,167 Common Stock	Ropes & Gray LLP
	5,647 Preferred stock	1211 Avenue of the Americas
New York, NY10036-8704
Attn: Michael Doherty
Fax: (646) 728-1578

Brown Shareholders		c/o National Freight, Inc.
71 West Park Avenue
Bernard Brown	2,341,678 Common Stock	Vineland, NJ 08360
	3,743 Preferred Stock	Attn: Sidney R. Brown
Fax: (856) 794-4721
Shirlee Brown	669,952 Common Stock
each, with a copy to:
The Brown Family Foundation	663,112 Common Stock	Cozen O’Connor
1900 Market Street
Vineland Construction Co.	1,416,362 Common Stock	Philadelphia, PA 19103
Attn: Michael J. Heller
Ike Brown	280,400 Common Stock	Fax: (215) 665-2013

Name	No. of Shares	Address

Candy Brown	7,377 Common Stock

Aaron Brown	25,828 Common Stock

Zachary Brown	31,290 Common Stock

Jordan Brown	1,012 Common Stock

JAZ Enterprises, Ltd.	5,250 Common Stock

Ike and Candy Brown Foundation	37,146 Common Stock

Jeffrey Brown	320,106 Common Stock
1,123 Preferred Stock

Jeffrey and Tracy Brown Foundation	15,335 Common Stock

Jeffrey S. Brown Trust for Descendants	11,017 Common Stock
dated as of January 31, 2000

Jeffrey S. Brown as custodian for	2,025 Common Stock
Steven Brown

Jeffrey S. Brown as custodian for	14,910 Common Stock
Joshua Brown

Jeffrey S. Brown as custodian for	18,161 Common Stock
Nicole Brown

Jeffrey S. Brown 2009 Grantor	116,420 Common Stock
Retained Annuity Trust

Sidney R. Brown	572,045 Common Stock
2,246 Preferred Stock

Sandra Brown	3,021 Common Stock

Trust Under Agreement of
Sandra Brown dated March 14, 2000	2,707 Common Stock

Trust Under Agreement of	10,000 Common Stock
Sidney R. Brown dated March 15, 2004

Sidney Brown Trust for Descendants	10,042 Common Stock
dated December 30, 1999

Name	No. of Shares	Address

Sidney R. Brown as custodian for	27,147 Common Stock
Courtney J. Brown

Sidney R. Brown as custodian for	12,900 Common Stock
Jacob R. Brown

Sidney R. Brown as custodian for	21,303 Common Stock
Eric R. Brown

The Sidney and Sandra Brown	147,427 Common Stock
Foundation

Sidney R. Brown 2009 Grantor	113,185 Common Stock
Retained Annuity Trust

Sidney R. Brown 2008 Grantor	2,576 Common Stock
Retained Annuity Trust

Anne Koons	461,646 Common Stock
374 Preferred Stock

Benjamin Brown	36,863 Common Stock

Anne Koons Foundation	11,029 Common Stock

The Four B’s	1,047,467 Common Stock
10,705 Preferred Stock

National Freight, Inc.	129,742 Common Stock
749 Preferred stock

Interactive Logistics, LLC	169,750 Common Stock
2,021 Preferred Stock

National Distribution Centers, L.P.	125,750 Common Stock
1,497 Preferred Stock